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                                                                       Exhibit 5
                       [Baker & Hostetler LLP letterhead]

                              December 18, 1997

The Standard Products Company
2401 South Gulley Road
Dearborn, Michigan 48124

Gentlemen:

         We have acted as counsel to The Standard Products Company, an Ohio corporation (the "Company"), in connection with the Company's Registration Statement on Form S-8 (the "Registration Statement") being filed under the Securities Act of 1933 relating to The Standard Products Company Salary & Bonus Deferral Plan and The Standard Products Company 401(k) Supplemental Plan (the "Plans") and plan interests under the Plans (the "Plan Interests").

         In connection with the foregoing, we have examined: (a) the Articles of Incorporation and Code of Regulations of the Company, (b) the Plans, and (c) such records of the corporate proceedings of the Company and such other documents as we deemed necessary to render this opinion.

         Based on such examination, we are of the opinion that:

                 1. The Company is a corporation duly organized and validly existing under the laws of the State of Ohio;

                 2. The Plan Interests, when issued in accordance with the provisions of the Plans, will be valid, binding and enforceable obligations of the Company, except as enforcement thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally and subject to general equity principles; and

                 3. The provisions of the written documents relating to the Plans comply with the applicable provisions of the Employee Retirement Income Security Act of 1974, as amended.

                 We hereby consent to the filing of this Opinion as Exhibit 5 to the Registration Statement and to the reference to our firm in Item 5 of Part II of the Registration Statement.

                               Very truly yours,

                              /s/ Baker & Hostetler LLP
                              -------------------------
                              Baker & Hostetler LLP